EXHIBIT 24.12

        Consent of Coopers & Lybrand L.L.P., Certified Public Accountants


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-11 of our reports dated February 13, 1996, on our audit of the financial statements of CNL Income Fund XVIII, Ltd. and of our report dated February 15, 1996 on our audit of the balance sheet of CNL Realty Corporation. We also consent to the reference to our Firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.


Orlando, Florida
February 4, 1997